                                                               Exhibit 12.1

                             Boston Edison Company
               Computation of Ratio of Earnings to Fixed Charges
                      Twelve Months Ended March 31, 1999
                                 (in thousands)


Net income from continuing operations               $159,335

Income taxes                                          84,290

Fixed charges                                         95,985
                                                    --------

     Total                                          $339,610
                                                    ========

Interest expense                                    $ 86,152
Interest component of rentals                          9,833
                                                    --------

     Total                                          $ 95,985
                                                    ========

Ratio of earnings to fixed charges                      3.54
                                                        ====